UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2015
Date of Earliest Event Reported: June 24, 2015

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective June 29, 2015, Vertex Energy, Inc. (the “Company”, “we” and “us”) repaid $15.1 million of the amount we owed to Goldman Sachs Specialty Lending Holdings, Inc. (“Lender”) under that certain Credit and Guaranty Agreement entered into between us, Lender, and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent for Lender, dated May 2, 2014 (as amended and modified to date, the “Credit Agreement”).

Pursuant to the terms of the Common Stock Purchase Warrant dated March 26, 2015 (as amended and modified to date the “Lender Warrant”) which we previously granted to Goldman, Sachs & Co., an affiliate of the Lender (the “Holder”), which provided the Holder the right to purchase up to 1,766,874 shares of our common stock (as described in greater detail in the Current Reports on Form 8-K which we filed with the Securities and Exchange Commission on March 31, 2015 and June 19, 2015), such Lender Warrant and rights thereunder were cancelled and terminated (the “Lender Warrant Termination”) in connection with our payment of the $15.1 million to the Lender as described above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increases in Officer Salary

Effective on June 24, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved an increase in the yearly base salary of (a) Benjamin P. Cowart, our Chief Executive Officer and President to $425,000 (compared to $267,500 prior to such increase); and (b) Chris Carlson, our Chief Financial Officer and Secretary to $240,000 (compared to $195,000 prior to such increase)(collectively, the “Increases in Salary”).  The Committee also set the total yearly target bonuses of Mr. Cowart and Mr. Carlson at $385,000 and $240,000, respectively.  Notwithstanding the Increases in Salary, the Committee determined that such increases would not go into effect for at least 90 days because of our lack of liquidity, after which time the Committee will re-examine our liquidity position and determine whether such Increases in Salary will become effective (the “90 Day Compensation Re-Examination”).  Currently neither Mr. Cowart nor Mr. Carlson have employment agreements in place with the Company, provided that we are currently in discussions regarding entering into new employment agreements with such individuals.

Options and Bonus Granted To Chief Financial Officer

The Committee also granted Mr. Carlson options to purchase 75,000 shares of our common stock with an exercise price of $3.15 per share, with a ten year term, vesting at the rate of 1/4th of such options per year on the first four anniversaries of the grant, under our 2013 Stock Incentive Plan.  A form of our 2013 Stock Incentive Plan Option Award is incorporated by reference herein as Exhibit 10.1.

The Committee also granted Mr. Carlson a bonus of $145,000 relating to services rendered by Mr. Carlson during fiscal 2013. Mr. Carlson previously received a bonus of $127,162 for fiscal 2013, which together with the current additional bonus approved by the Committee brings his total bonus for fiscal 2013 to an aggregate of $272,162.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1
Vertex Energy, Inc.-Form of 2013 Stock Incentive Plan Stock Option Award (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on September 30, 2013 (File Number: 001-11476))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 30, 2015	By:/s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1
Vertex Energy, Inc.-Form of 2013 Stock Incentive Plan Stock Option Award (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on September 30, 2013 (File Number: 001-11476))